      As Filed with the Securities and Exchange Commission on July 20, 1995


                                                      Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                           --------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------


                          ACKERLEY COMMUNICATIONS, INC.
               (Exact name of issuer as specified on its charter)


            Delaware                                          91-1043807
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                          800 Fifth Avenue, Suite 3770
                            Seattle, Washington 98104
                    (Address of principal executive offices)


                  WILLIAM M. BARKELL STOCK PURCHASE AGREEMENT
                   DONALD E. CARTER STOCK PURCHASE AGREEMENTS
                     ERIC M. RUBIN STOCK PURCHASE AGREEMENT

                            (Full title of the plans)


                  Please send copies of all communications to:

DENIS M. CURLEY                                   CARMEN L. SMITH, ESQ.
EXECUTIVE VICE PRESIDENT AND                      GRAHAM & DUNN
CHIEF FINANCIAL OFFICER,                          33RD FLOOR
TREASURER & SECRETARY                             1420 FIFTH AVENUE
800 FIFTH AVENUE, SUITE 3770                      SEATTLE, WASHINGTON  98101
SEATTLE, WASHINGTON  98104
(206) 624-2888                                    (206) 624-8300


               (Name, address including zip code, telephone number
                   including area code, of agent for service)

                         Calculation of Registration Fee

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

                                      Proposed        Proposed
Title of                              Maximum         Maximum
Securities       Amount               Offering        Aggregate    Amount of
to be            to be                Price           Offering     Registration
Registered       Registered           Per Share(1)    Price(1)     Fee (1)

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
Common Stock
$.01 par value   67,500 shares(2)     $ 2.00          $ 135,000    $  46.55

Common Stock
$.01 par value   67,500 shares(2)     $ 1.8256        $ 123,228    $  42.49


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
(1) The registration fee has been calculated only on those shares of the $.01 par value common stock ("Common Stock") of Ackerley Communications, Inc. (the "Company") which are available for purchase under those certain Stock Purchase Agreements at the per share purchase price of $4.00 and $3.6512, respectively, and does give effect to the 1-for-1 Class B Common Stock dividend granted in June 1987. Accordingly, based solely for the purpose of calculating the registration fee, the per share offering price represents the blended rate of the aggregate number of shares included in this registration.

(2) Of this number, 33,750 shares of Common Stock are being registered under the collective Stock Purchase Agreements for issuance upon conversion of the $.01 par value Class B Common Stock issued pursuant to a 1-for-1 dividend of Class B Common Stock granted in June 1987, together with an indeterminant number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to each Agreement as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.


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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in the Registration
Statement:

     (a) The description of the shares of the Common Stock contained in the Registration Statement on Form S-1 dated September 29, 1989 (Registration No. 33-30541), including any amendment or report updating such description.

     (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article SEVENTH of the Company's Third Restated Certificate of Incorporation and Section 9.1 of the Company's Bylaws, the Company indemnifies all directors and officers to the full extent permitted by the Delaware General Corporation Law against any liability and the expenses incurred in defense of liability, except to the extent such law requires the purchase and maintenance of insurance permitted under Section 145(g) of the Delaware General Corporation Law. The Company will pay the expenses of any director or officer in defense of such liability in advance of the final disposition of the matter upon receipt of an undertaking by such director or officer to repay such amounts if it shall ultimately be determined that he is not entitled to such indemnification.

     Except to the extent set forth above, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     The Company maintains directors' and officers' liability insurance for the directors and principal officers of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

Exhibit Number                Description
- --------------                -----------

   4.1 Stock Purchase Agreement dated January 23, 1981 between the Company and Donald E. Carter, as amended

   4.2 Stock Purchase Agreement dated June 11, 1981 between the Company and Donald E. Carter, as amended

   4.3 Stock Purchase Agreement dated May 12, 1981 between the Company and William M. Barkell, as amended

   4.4 Stock Purchase Agreement dated June 26, 1981 between the Company and Eric M. Rubin, as amended

   4.5              Third Restated Certificate of Incorporation (1)

   4.6              Amended and Restated Bylaws (2)

   5.1              Opinion of Graham & Dunn as to legality of securities

  23.1 Consent of Graham & Dunn as to legality of securities (included in Graham & Dunn opinion as part of Exhibit 5.1)

  23.2              Consent of Ernst & Young LLP

  24.1              Power of Attorney (see Signature Page)
____________________


(1) Incorporated by reference to Exhibit 3.1 to the Company's 1990 Annual Report on Form 10-K, File No. 1-10321

(2) Incorporated by reference to Exhibit 3.3 to the Company's 1988 Annual Report on Form 10-K, File No. 0-16676

ITEM 9.   UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 14th day of July, 1995.

                                   ACKERLEY COMMUNICATIONS, INC.


                                   By:  /s/ Denis M. Curley
                                       ---------------------------
                                        Denis M. Curley
                                        Executive Vice President,
                                        Chief Financial Officer,
                                        Treasurer and Secretary



                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Barry A. Ackerley and Denis M. Curley and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 14th day of July, 1995.


          Signature                          Title
          ---------                          -----



/s/ Barry A. Ackerley              Chairman and Chief Executive
- ------------------------------     Officer
Barry A. Ackerley



/s/ Denis M. Curley                Executive Vice President and
- ------------------------------     Chief Financial Officer,
Denis M. Curley                    Treasurer and Secretary



/s/ Keith W. Ritzmann              Vice President and Controller
- ------------------------------     (Principal Accounting Officer)
Keith W. Ritzmann


                        [Additional Signatures to Follow]

          Signature                          Title
          ---------                          -----



/s/ Gail A. Ackerley                         Director
- ------------------------------
Gail A. Ackerley



/s/ Richard P. Cooley                        Director
- ------------------------------
Richard P. Cooley


/s/ Ian G. Gilchrist                         Director
- ------------------------------
Ian G. Gilchrist



/s/ Michel C. Thielen                        Director
- ------------------------------
Michel C. Thielen